EX-5
                               Nixon Peabody LLP
                               Attorneys at Law
                           Clinton Square, Box 1051
                        Rochester, New York 14603-1051
                                (716) 263-1000
                              Fax: (716)263-1600
                               January 17, 2000

Home Properties of New York, Inc.
850 Clinton Square
Rochester, New York 14604

Gentlemen:
            We have acted as counsel to Home Properties of New York, Inc. (the "Company") in connection with the Registration Statement on Form S-3 (the "New Registration Statement") which relates to the issuance of an additional 1,800,000 shares for optional cash purchases and 500,000 shares for dividend reinvestment (the "Additional Shares") of Common Stock, par value $.01 per share, under the Company's Dividend Reinvestment and Stock Purchase, Plan ,as amended and restated (the "Plan"). The prospectus forming a portion of the New Registration Statement combines with, supplements and replaces the prospectus contained Registration Statements on Form S-3, Registration Nos. 333-58799, 333-49781, 333-43303, 333-37437,333-30835, 333-13723 filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended. We have examined the originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or other representatives of the Company, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including (i) the Articles of Amendment and Restatement of the Articles of Incorporation of the Company, as amended to the date hereof, (ii) the Amended and Restated By-Laws of the Company, as amended to the date hereof, (iii) certified copies of certain resolutions duly adopted by the Board of Directors and stockholders of the Company, and (iv) the Plan and such other documents and information as we have determined to be relevant.

          Based upon the foregoing, it is our opinion that the Additional Shares have been duly authorized, and, after the Additional Shares shall have been issued and delivered as described in the New Registration Statement and the Plan and the consideration therefor shall have been received by the Company, such Additional Shares will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the above-referenced New Registration Statement and to the use of our name as it appears under the caption "Legal Matters" in the prospectus contained in such Registration Statement.

Very truly yours,
/s/ Nixon Peabody LLP